UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): January 16, 2020

Onconova Therapeutics, Inc.

(Exact name of Registrant as specified in its charter)

Delaware	001-36020	22-3627252
(State or Other Jurisdiction of Incorporation or Organization)	(Commission File Number)	(I.R.S. Employer Identification No.)

375 Pheasant Run

Newtown, PA 18940

(267) 759-3680

(Address, Including Zip Code, and Telephone Number, Including Area Code, of Registrant’s Principal Executive

Offices)

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐  Written communications pursuant to Rule 425 under the Securities Act

☐  Soliciting material pursuant to Rule 14a-12 under the Exchange Act

☐  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act

☐  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company  ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.   ☐

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common stock, par value $.01 per share	ONTX	The Nasdaq Stock Market LLC
Warrants to purchase common stock	ONTXW	The Nasdaq Stock Market LLC

Item 1.02. Termination of a Material Definitive Agreement.

On May 10, 2019, Onconova Therapeutics, Inc. (the “Company”) entered into a License and Collaboration Agreement (the “License Agreement”) with HanX Biopharmaceuticals, Inc. (“HanX”). Under the terms of the License Agreement, the Company granted HanX an exclusive, royalty-bearing license, with the right to sublicense, under certain Company patent rights and know-how to develop and commercialize any pharmaceutical product (the “Product”) containing rigosertib in all uses of rigosertib or the Product in humans therapeutics uses (the “Field”) in the People’s Republic of China, Hong Kong, Macau and Taiwan (the “Territory”). In connection with the License Agreement, on May 10, 2019, the Company also entered into a Securities Purchase Agreement with each of HanX and Abundant New Investments Ltd. (“Abundant”), an affiliate of HanX (each, a “Securities Purchase Agreement” and together, the “Securities Purchase Agreements”).

Section 8.1.2. of the License Agreement provides that in the event that the Company did not receive certain payments from HanX within 60 days of the License Agreement effective date, unless otherwise expressed waived in writing by the Company, the License Agreement and all rights and license granted to HanX under the License Agreement will be automatically deemed to be void ab initio. HanX did not make full payments required under Section 8.1.2, and the Company provided multiple waivers to provide HanX additional time to make payments. Effective January 16, 2020, the Company confirmed to HanX the Company’s determination to no longer provide a waiver of HanX’s failure to make full payments under Section 8.1.2. Accordingly, pursuant to Section 8.1.2 the agreement terminated. Upon this termination, the rights to Product in the Territory reverted to the Company in accordance with the terms of the License Agreement.

In addition, the Securities Purchase Agreements terminated automatically effective January 16, 2020 upon the termination of the License Agreement in accordance with Section 7.1(e) of the Securities Purchase Agreements.

The Company will not incur any termination penalties as a result of the termination of the License Agreement and the Securities Purchase Agreements.

A description of the terms and conditions of the License Agreement and the Securities Purchase Agreements is set forth in the Company’s current report on Form 8-K filed with the SEC on May 16, 2019 and is incorporated herein by reference.

On January 23, 2020, the Company issued a press release announcing that the Company had regained the rights to rigosertib in Greater China, and that the License Agreement was terminated. A copy of the press release is attached hereto as Exhibit 99.1 and is incorporated herein by reference.

Item 9.01. Financial Statements and Exhibits.

(d) Exhibits

Exhibit No.	Exhibit

99.1	Press Release dated January 23, 2020

EXHIBIT INDEX

Exhibit No.	Exhibit

99.1	Press Release dated January 23, 2020

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: January 23, 2020	Onconova Therapeutics, Inc.

	By:	/s/ Mark Guerin
Name: Mark Guerin
Title: Chief Financial Officer